Exhibit 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002
I, Paul L. Foster, President and Chief Executive Officer, of Western Refining, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1.	The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 29, 2008
   /s/ Paul L. Foster
Paul L. Foster
President and Chief Executive Officer